PRICING SUPPLEMENT NO. 141                                       Rule 424 (b)(3)
Dated: July 28, 1998                                          File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$30,000,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
July 30, 1998                 [_]                        [_]


Maturity Date:                CUSIP#: 073928 ED 1
July 30, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
-------------            --------                -------            --------

N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                 Minimum Interest Rate: N/A

[_]     Federal Funds Rate                    Interest Reset Date(s): *

[_]     Treasury Rate                         Interest Reset Period: Monthly

[_]     LIBOR Reuters                         Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                            Interest Payment Period: Monthly

[_]     CMT Rate


Initial Interest Rate: 5.62625%


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%
 -----------------------

*     The 30th of each month.

**    The 30th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                     2